Exhibit 3.29

CERTIFICATE OF MERGER

OF

EHLERT PUBLISHING GROUP, INC.

INTO

EHLERT PUBLISHING GROUP, LLC

Pursuant to and in accordance with the provisions of Title 6, Section 18-209 of the Delaware Limited Liability Company Act (the “Act”), the undersigned corporation and limited liability company execute the following Certificate of Merger:

1.               The names of the merging entities are Ehlert Publishing Group, Inc., a corporation incorporated under the laws of the State of Minnesota (the “Corporation”) and Ehlert Publishing Group, LLC, a Delaware limited liability company (the “LLC”).  The Corporation shall be merged with and into the LLC.

2.               The agreement of merger has been duly approved, adopted and executed by the LLC pursuant to and in accordance with the provisions of the Act and duly approved, adopted and executed by the Corporation pursuant to and in accordance with the provisions of the Minnesota Business Corporation Act.

3.               The name of the surviving limited liability company is Ehlert Publishing Group, LLC.

4.               The Certificate of Formation of the LLC shall remain in effect as the Certificate of Formation of the surviving limited liability company and shall not be amended by virtue of the merger.

5.               The merger shall be effective as of the date on which this Certificate of Merger has been filed with the Secretary of State of the State of Delaware.

6.               The executed agreement of merger is on file at 6420 Sycamore Lane, Suite 100, Maple Grove, MN 55369, the principal place of business of the surviving limited liability company.

7.               A copy of the agreement of merger will be furnished by the surviving limited liability company on request, without cost, to any member of the limited liability company or any person holding an interest in any other business entity which is to merge or consolidate.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Merger as of the 2nd day of March, 2011.

EHLERT PUBLISHING GROUP, INC.

By:	/s/ Thomas F. Wolfe
Name: Thomas F. Wolfe
Title: Chief Financial Officer

EHLERT PUBLISHING GROUP, LLC

By:	/s/ Thomas F. Wolfe
Name: Thomas F. Wolfe
Title: Chief Financial Officer

ARTICLES OF MERGER

OF

EHLERT PUBLISHING GROUP, INC.

INTO

EHLERT PUBLISHING GROUP, LLC

Pursuant to and in accordance with the provisions of the Minnesota Business Corporation Act (the “MBCA”), the undersigned corporation and limited liability company execute the following Articles of Merger:

1.               Attached hereto as Exhibit A is the Plan of Merger (the “Plan of Merger”) providing for the merger (the “Merger”) of Ehlert Publishing Group, Inc., a Minnesota corporation (the “Company”), with and into Ehlert Publishing Group, LLC, a Delaware limited liability company (“Ehlert Publishing Group, LLC”).  Pursuant to the terms of the Plan of Merger, Ehlert Publishing Group, LLC shall continue as the surviving organization.

2.               The Merger is permitted by the laws of the State of Delaware, the jurisdiction under which Ehlert Publishing Group, LLC is organized, and the Plan of Merger has been approved by Ehlert Publishing Group, LLC in accordance with the Delaware Limited Liability Company Act.

3.               The Plan of Merger has been approved by the Company pursuant to and in accordance with Sections 302A.613 and 302A.651 of the MBCA.

4.               Ehlert Publishing Group, LLC, the surviving entity following the Merger, hereby agrees:

a.               that it may be served with process in the State of Minnesota in a proceeding for the enforcement of an obligation of a constituent corporation and in a proceeding for the enforcement of the rights of a dissenting shareholder of a constituent corporation against it;

b.              that the Secretary of State of Minnesota shall be and hereby is irrevocably appointed as its agent to accept service of process in any such proceeding, and the address to which process may be forwarded is Kaplan, Strangis and Kaplan, P.A., 90 South Seventh Street, Suite 5500, Minneapolis, MN 55110, Attn: Robert T. York; and

c.               that it will promptly pay to the dissenting shareholders of the Company the amount, if any, to which they are entitled under Section 302A.473 of the MBCA.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have duly executed these Articles of Merger as of the 2nd day of March, 2011.

EHLERT PUBLISHING GROUP, INC.

By:	/s/ Thomas F. Wolfe
Name: Thomas F. Wolfe
Title: Chief Financial Officer

EHLERT PUBLISHING GROUP, LLC

By:	/s/ Thomas F. Wolfe
Name: Thomas F. Wolfe
Title: Chief Financial Officer

Exhibit A

PLAN OF MERGER

OF

EHLERT PUBLISHING GROUP, INC.

a Minnesota corporation

INTO

EHLERT PUBLISHING GROUP, LLC

a Delaware limited liability company

Ehlert Publishing Group, Inc., a Minnesota corporation (the “Company”), by action of its sole director and sole shareholder, and Ehlert Publishing Group, LLC, a Delaware limited liability company (“Ehlert Publishing Group, LLC” or the “Surviving Organization”), by action of its sole member (the “Member”), hereby adopt the following Plan of Merger, setting forth the terms of the merger of the Company with and into Ehlert Publishing Group, LLC (the “Merger”).

The Plan of Merger is as follows:

1.               Names of Constituent Organizations.  The name and state of incorporation or formation, as applicable, of each of the constituent organizations to the merger is as follows:

Name	State
Ehlert Publishing Group, Inc.	Minnesota
Ehlert Publishing Group, LLC	Delaware

2.               Surviving Organization.  The Company shall be merged with and into Ehlert Publishing Group, LLC in accordance with the provisions of this Plan of Merger and Ehlert Publishing Group, LLC shall be the surviving entity after the Merger and shall continue to exist as a limited liability company created and governed by the laws of the State of Delaware.

3.               Effective Date.  The Merger shall be effective as of the date on which the Articles of Merger have been filed with the Secretary of State of the State of Minnesota (the “Effective Date”).

4.               Conversion of Shares of Common Stock into Membership Interests.  Each issued and outstanding share of common stock of the Company, par value $0.10 per share, shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and exchanged for one (1) unit of membership interest in the Surviving Organization.

5.               Certificate of Formation.  The Certificate of Formation of Ehlert Publishing Group, LLC shall remain in effect after the Effective Date of the Merger as the Certificate of Formation of the Surviving Organization, and such Certificate of Formation shall not be amended by virtue of the Merger.

6.               Management of Surviving Organization.  The Surviving Organization shall continue to be managed by the Member from and after the Effective Date of the Merger.

7.               Succession to Rights and Obligations.  From and after the Effective Date, the Surviving Organization shall automatically succeed to all of the assets and rights and all of the liabilities and obligations of the Company as provided by law.

CERTIFICATE OF FORMATION
OF
EHLERT PUBLISHING GROUP, LLC

ARTICLE I

Name

The name of the limited liability company is Ehlert Publishing Group, LLC.

ARTICLE II

Registered Office and  Registered Agent

The address of the registered office of the limited liability company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.  The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 24th day of February, 2011.

/s/ Bruce J. Parker
Bruce J. Parker, Organizer